Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2019 RESULTS

THE WOODLANDS, Texas, February 27, 2020 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) today announced consolidated net loss before discontinued operations of $114 million in the fourth quarter 2019, compared to a loss of $9 million in the third quarter of 2019 and income of $3 million in the fourth quarter of 2018.  Net loss per share before discontinued operations attributable to TETRA shareholders during the fourth quarter was $0.91, compared to a loss of $0.06 in the third quarter of 2019 and income of $0.04 in the fourth quarter of 2018.

TETRA’s adjusted per share earnings before discontinued operations and excluding special items(1), was $0.03 in the fourth quarter, compared to a loss of $0.02 in the third quarter 2019 and a loss of $0.01 in the fourth quarter of 2018.

Fourth quarter 2019 revenue was $259 million, an increase of 5% over the third quarter of 2019 but a decrease of 8% compared to the fourth quarter of 2018.  Total year 2019 revenue was $1.038 billion, an increase of 4% over 2018.

Adjusted EBITDA(1) on a consolidated basis was $55 million in the fourth quarter, up 18% from $46 million in the third quarter reflecting the benefit of a TETRA CS Neptune® completion fluids (“CS Neptune”) project and overall strong completion fluids sales in international markets, partially offset by weaker U.S. land Water & Flowback Services activity.  Profit (loss) before tax margin for the fourth quarter was negative 43.9% compared to a negative 3.0% for the third quarter.  Fourth quarter results were impacted by $117 million non-cash expense for fixed assets, intangibles and goodwill impairments. Adjusted EBITDA on a consolidated basis as a percentage of revenue (“Adjusted EBITDA margin”)(1) improved to 21.0%, up from 18.8% in the third quarter of 2019.

Brady M. Murphy, TETRA’s Chief Executive Officer, stated, “We ended the year in a very challenging energy services market with our best quarterly financial performance in over four years as reflected in Adjusted EBITDA, driven by the CS Neptune project in the Gulf of Mexico, continued strong international offshore completion fluid activity and near record Adjusted EBITDA from our Compression segment. While North America land drilling and completion activity saw a sharp decline in the fourth quarter of 2019 as evidenced by the rig count declining approximately 25% from year-end 2018, our vertically integrated business model in Completion Fluids & Products and in Compression plus our diverse business portfolio including offshore and international markets, helped us navigate this difficult environment. Our strategy to differentiate in areas where we compete is evident in our fourth quarter results and, coupled with continued capital discipline, has allowed us to achieve this strong performance.

“Our fourth quarter results reflect great progress on our key objectives, which we have highlighted during our previous calls.  Our technology leadership in high-end completion fluids combined with our long-term key supply agreements helped us deliver one of the strongest quarters for our Completion Fluids & Products business based on our key financial measures.  We continue to grow our international offshore business with the award of three major non-CS Neptune completion fluids projects in Asia-Pacific, West Africa and Brazil that are scheduled for completion in 2020. We are currently in various stages of testing and qualification of CS Neptune for seven different potential customer projects.

“Our Water and Flowback Services business is challenged with a more difficult market environment, but we continue to make progress with our strategic initiatives. We previously announced the introduction of our latest sand separation technology which we have branded as “SandStormTM”. During a major operator trial in the fourth quarter, the SandStormTM system achieved greater than 95% sand removal efficiency, compared to the more traditional sand cyclones removal efficiency of roughly 50%. Upon completion of the trial we were immediately awarded a large service project in the Permian Basin, which we are deploying in the first quarter of this year.  Despite a sequential revenue reduction of 20% from the third quarter to the fourth quarter, in line with overall completion activity, we increased the number of integrated water management projects to a record of 28 during the quarter as we continue to gain market share and customer acceptance with this solution. While we expect this segment to be challenged at least through the first half of 2020 given our expectations that operators’ capital budgets will be down 10% to 15% year-over-year, we feel confident that we can continue to perform well in this market given our investments in and deployments of technology that create differentiation.

“Our fourth quarter Compression segment results demonstrated the continued growing strength of our compression business.  The fourth quarter loss before tax of $1.3 million compares to a loss before tax of $3.5 million in the third quarter of 2019.  Adjusted EBITDA of $32.6 million for the fourth quarter was a sequential improvement of $1.3 million and only $0.2 million less than our record high accomplished in the second quarter of 2019. Profit (loss) before tax margin for the fourth quarter was negative 1.0% compared to a negative 3.0% for the third quarter.  This represents a 26.4% Adjusted EBITDA margin, underpinned by 90% equipment utilization, essentially flat from a record level of 90.1% in the third quarter of 2019. While the U.S. onshore market continues to experience volatility and natural gas prices have fallen below $2.00/Mcf, this business delivered very strong results.  Almost 90% of our deployed compression services equipment in the fourth quarter was directed towards centralized gas lift applications for liquids or single well artificial lift applications for the growing inventory of late-life horizontal wells. Customers continue to trend more and more towards utilizing centralized gas lift as a cost effective and efficient means to drive liquids production, which drives demand for our equipment. While customer drilling activity and new well capital expenditures are expected to decrease in 2020, we see these applications continuing to grow.

“During the fourth quarter, consolidated cash provided by operations was $5.3 million and TETRA only adjusted free cash flow from continuing operations(1) was $1.0 million, which was below our expectations due to the delays in collection of key receivables, including a CS Neptune receivable, and other notable completion fluid sales that occurred in the fourth quarter 2019. These key receivables, which were collected in the first two weeks of January, will positively impact the first quarter 2020 TETRA only adjusted free cash flow from continuing operations, offsetting the weaker than expected fourth quarter free cash flow.  TETRA only liquidity at the end of 2019 improved approximately $28 million from the date of our last 10-K filing in March, 2019 and our first quarter 2020 TETRA only adjusted free cash flow from continuing operations is expected to improve by more than $25 million over first quarter 2019.  TETRA only liquidity is defined as unrestricted cash on hand plus availability under our revolving credit facility.  No reconciliation of the forecasted TETRA only adjusted free cash flow from continuing operations in the first quarter of 2020 to the nearest GAAP measure is included in this release because the reconciliation would require presenting forecasted information for CSI Compressco that is not otherwise publicly disclosed.

(1)

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”).  Please see Schedules E, F, G, H. I, J and K for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

A summary of key financial metrics for the fourth quarter is as follows:

Fourth Quarter 2019 Results
	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Thousands, Except per Share Amounts)
Revenue	$259,462	$245,947	$282,471
Income (loss) before discontinued operations	(114,333)	(9,079)	3,316
Adjusted EBITDA before discontinued operations(2)	54,532	46,157	46,609
GAAP EPS before discontinued operations attributable to TETRA stockholders	(0.91)	(0.06)	0.04
Adjusted EPS attributable to TETRA stockholders(2)	0.03	(0.02)	(0.01)
GAAP net cash provided (used) by operating activities	5,250	46,605	44,953
TETRA only adjusted free cash flow from continuing operations(2)	$982	$9,749	$15,598

(2)

These financial measures are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see Schedules E, F, G, H, I and J for the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure.)

Operating Segments

Completion Fluids & Products Division

Completion Fluids & Products revenue was $79 million in the fourth quarter of 2019, an increase of 32% from the third quarter of 2019 aided by the completion of the CS Neptune project and very strong international offshore fluid sales.  Completion Fluids & Products reported a loss before taxes of $66.1 in the fourth quarter of 2019 and profit (loss) before tax margin of negative 84.1%, which included a previously announced $91 million non-cash impairment to our El Dorado, Arkansas facility, which produces calcium chloride.  Excluding the impairment, Completion Fluids & Products Division Adjusted income before taxes was $25.4 million, or 32.3% of revenue.  Adjusted EBITDA of $27.7 million increased by $13.6 million sequentially and Adjusted EBITDA margin was 35.2%, an 1150 basis point improvement sequentially.

Water & Flowback Services Division

Water & Flowback Services fourth quarter 2019 revenue decreased 21% sequentially to $57.3 million.  Water & Flowback Services loss before tax was $28.4 million, which included a non-cash goodwill impairment and other special charges of $26.3 million.  Adjusted loss before tax(1) was $2.1 million, resulting in Adjusted profit (loss) before tax margin of negative 3.7%(1).  Adjusted EBITDA decreased $5.6 million sequentially to $5.6 million. While results in this division declined primarily due to challenging U.S. land market conditions that impacted the entire oil and gas industry, this division performed well relative to our expectations.

Compression Division

Fourth quarter Compression revenue increased 9% from the third quarter of 2019 driven by strong year-end equipment sales and aftermarket services.  Compression services gross margins were 51.5%, a 170 basis points decrease from the third quarter of 2019.  Overall fleet utilization was 90.0%, compared to 90.1% at the end of the third quarter.  As of December 31, 2019, total active operating horsepower was 1,059,590, a sequential improvement of over 16,200 horsepower that was all large horsepower additions targeted a centralized gas lift application. Compression Division net loss before taxes was $1.3 million, a $2.2 million improvement sequentially.  Fourth quarter 2019 Adjusted EBITDA of $32.6 million increased 4% from the third quarter of 2019 primarily due to stronger aftermarket and higher equipment sales.  We received new equipment orders of $4 million in the fourth quarter.  New equipment sales backlog was $36 million at December 31, 2019, compared to $63 million at the end of the previous quarter.  While we continue to see a healthy pipeline of new unit sales opportunities, several large orders which we expected to receive in the fourth quarter of 2019 or early 2020 have now been pushed towards the second half of 2020.

Free Cash Flow and Balance Sheet

Consolidated net cash from operating activities for the fourth quarter of 2019 was $5.3 million and for the full year was $90.2 million.  Payments from several large projects that were expected before year-end were delayed into the first two weeks of January of 2020.  As a result, TETRA only adjusted free cash flow from continuing operations for 2019 was a use of cash of $21 million, which includes funding approximately $15 million of equipment that TETRA bought and leased to CSI Compressco, supporting their high return opportunities.  Had the payments from those large projects been received a few days earlier, we would have achieved positive TETRA only adjusted free cash flow from continuing operations for the full year 2019. TETRA only adjusted free cash flow from continuing operations in the fourth quarter 2019 was $1.0 million.  Consolidated total debt was $843 million while consolidated net debt(1) was $825 million, with TETRA only net debt(1) of $189 million (see Schedules H and I for reconciliations of these non-GAAP financial measures).  At the end of the fourth quarter TETRA only non-restricted cash was $15.3 million.

Special items

Special items, including Discontinued Operations, incurred in the fourth quarter, as detailed on Schedule F, include the following:

•	$117 million non-cash expense for fixed assets/intangible and goodwill impairment, including $91 million for the previously announced El Dorado calcium chloride plant
•	$0.6 million non-cash gain for TETRA stock warrant fair value adjustment
•	$0.5 million of restructuring expenses and severances and other charges

Additionally, a normalized tax rate of 21% is reflected in Adjusted Net Income, as shown on Schedule F.

A summary of key financial metrics for the full year of 2019 and 2018 is as follows:

Total 2019 Results
	Twelve months ended
	December 31, 2019	December 31, 2018
	(In Thousands, Except per Share Amounts)
Revenue	$1,037,933	$998,775
Loss before discontinued operations	(150,287)	(42,725)
Adjusted EBITDA(3)	187,144	160,918
GAAP EPS before discontinued operations attributable to TETRA stockholders	(1.09)	(0.16)
Adjusted diluted EPS attributable to TETRA stockholders(3)	(0.05)	(0.05)
Consolidated net cash provided (used) by operating activities	90,232	46,586
TETRA only adjusted free cash flow from continuing operations(3)	$(21,072)	$3,101

(3)	Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Conference Call

TETRA will host a conference call to discuss these results today, February 27, 2020, at 10:30 a.m. ET. The phone number for the call is 1-888-347-5303. The conference call will also be available by live audio webcast and may be accessed through the Company's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529 conference number 10138609, for one week following the conference call and the archived webcast will be available through the Company's website for thirty days following the conference call.

Investor Contact

For further information: Elijio Serrano, CFO, TETRA Technologies, Inc., The Woodlands, Texas, Phone: 281.367.1983, www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

Schedule F: Special Items

Schedule G: Non-GAAP Reconciliation to GAAP Financials

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA Margins and Adjusted Income Before Tax Margins

Company Overview and Forward-Looking Statements

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, and compression services and equipment.  TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected customer drilling activity and capital spending for 2020 and 2021, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In Thousands, Except per Share Amounts)
Revenues	$259,462	$282,471	$1,037,933	$998,775

Cost of sales, services, and rentals	174,774	206,561	728,483	717,931
Depreciation, amortization, and accretion	30,914	30,045	124,226	114,925
Impairments and other charges	91,890	681	95,196	3,621
Insurance recoveries	(379)	—	(1,771)	—
Total cost of revenues	297,199	237,287	946,134	836,477
Gross profit	(37,737)	45,184	91,799	162,298

General and administrative expense	34,249	33,580	139,747	132,446
Goodwill impairment	25,784	—	25,784	—
Interest expense, net	18,176	18,700	73,230	70,946
(Gain) loss on sales of assets	(750)	(275)	(2,333)	(729)
Warrants fair value adjustment (income) expense	(589)	(11,151)	(1,624)	(11,129)
CCLP Series A Preferred Units fair value adjustment (income) expense	—	(2,077)	1,309	(733)
Other (income) expense, net	(760)	266	(191)	7,923
Income (loss) before taxes and discontinued operations	(113,847)	6,141	(144,123)	(36,426)
Provision (benefit) for income taxes	486	2,825	6,164	6,299
Income (Loss) before discontinued operations	(114,333)	3,316	(150,287)	(42,725)
Discontinued operations:
Loss from discontinued operations, net of taxes	(312)	(584)	(10,213)	(41,515)
Net income (loss)	(114,645)	2,732	(160,500)	(84,240)
Less: net (income) loss attributable to noncontrolling interest	814	2,200	13,087	22,623
Net income (loss) attributable to TETRA stockholders	$(113,831)	$4,932	$(147,413)	$(61,617)

Basic per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.91)	$0.04	$(1.09)	$(0.16)
Income (loss) from discontinued operations attributable to TETRA stockholders	0.00	0.00	(0.08)	(0.34)
Net income (loss) attributable to TETRA stockholders	$(0.91)	$0.04	$(1.17)	$(0.50)
Weighted average shares outstanding	125,541	125,717	125,600	124,101

Diluted per share information:
Income (loss) before discontinued operations attributable to TETRA stockholders	$(0.91)	$0.04	$(1.09)	$(0.16)
Income (loss) from discontinued operations attributable to TETRA stockholders	0.00	0.00	(0.08)	(0.34)
Net income (loss) attributable to TETRA stockholders	$(0.91)	$0.04	$(1.17)	$(0.50)
Weighted average shares outstanding	125,541	125,789	125,600	124,101

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(In Thousands)
Revenues by segment:
Completion Fluids & Products Division	$78,567	$64,675	$279,255	$257,408
Water & Flowback Services Division	57,343	79,783	281,986	303,072
Compression Division	123,552	138,066	476,692	438,673
Eliminations and other	—	(53)	—	(378)
Total revenues	$259,462	$282,471	$1,037,933	$998,775

Gross profit (loss) by segment:
Completion Fluids & Products Division	$(61,687)	$14,464	$(15,034)	$48,675
Water & Flowback Services Division	2,881	13,691	27,458	55,247
Compression Division	21,188	17,197	79,992	59,017
Eliminations and other	(119)	(168)	(617)	(641)
Total gross profit	$(37,737)	$45,184	$91,799	$162,298

Income (loss) before taxes by segment:
Completion Fluids & Products Division	$(66,087)	$9,480	$(33,969)	$30,623
Water & Flowback Services Division	(28,442)	8,044	(21,173)	28,712
Compression Division	(1,266)	(3,280)	(16,014)	(33,797)
Eliminations and other	(18,052)	(8,103)	(72,967)	(61,964)
Total income (loss) before taxes	$(113,847)	$6,141	$(144,123)	$(36,426)

Please note that the above results by Segment include special charges and expenses. Please see Schedule F for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	December 31, 2019	December 31, 2018
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$17,704	$40,038
Accounts receivable, net	176,513	187,592
Inventories	136,510	143,571
Assets of discontinued operations	—	1,354
Note receivable, including accrued interest	—	7,544
Other current assets	20,627	20,592
PP&E, net	758,637	853,931
Other assets	161,931	130,905
Total assets	$1,271,922	$1,385,527

Liabilities of discontinued operations	$2,098	$4,145
Other current liabilities	186,625	196,206
Long-term debt (1)	842,871	815,560
Long-term portion of asset retirement obligations	12,762	12,202
CCLP Series A Preferred	—	27,019
Warrants liability	449	2,073
Operating lease liabilities	53,919	—
Other long-term liabilities	10,372	15,573
Equity	162,826	312,749
Total liabilities and equity	$1,271,922	$1,385,527

(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt (Unaudited)

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under an asset-based bank credit agreement and term credit agreement, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate asset-based bank credit agreement and two series of senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	December 31, 2019	December 31, 2018
	(In Thousands)
TETRA
Asset-based credit agreement	$—	$—
Term credit agreement	204,633	182,547
TETRA total debt	204,633	182,547
Less current portion	—	—
TETRA total long-term debt	$204,633	$182,547

CSI Compressco LP
CCLP Credit Agreement	2,622	—
7.25% Senior Notes	291,444	289,797
7.50% Senior Secured Notes	344,172	343,216
Total debt	638,238	633,013
Less current portion	—	—
CCLP total long-term debt	$638,238	$633,013
Consolidated total long-term debt	$842,871	$815,560

Schedule E: Statement Regarding Use of Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release may include the following non-GAAP financial measures for the Company: net debt; adjusted consolidated and segment income (loss) before taxes and special charges; adjusted diluted earnings (loss) per share before discontinued operations; consolidated and segment adjusted EBITDA; net income (loss) before taxes, Adjusted income (loss) before tax, Adjusted income (loss) before tax as a % of revenue, TETRA only adjusted free cash flow and TETRA only free cash flow from continuing operations; and segment adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”). The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the Segment’s) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share before discontinued operations is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA before discontinued operations (and Adjusted EBITDA before discontinued operations as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and certain non-cash charges and non-recurring adjustments. Adjusted EBITDA before discontinued operations (and Adjusted EBITDA margin) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted income before tax is defined as earnings (loss) before interest, taxes, impairments and certain non-cash charges and non-recurring adjustments.  Adjusted income before tax (and Adjusted income before tax as a percent of revenue or Adjusted income before tax margin which is Adjusted income before tax divided by revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s normalized profitability while excluding any unusual, non-recurring items and tax benefits or detriment.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, less capital expenditures net of sales proceeds and cost of equipment sold and including cash distributions to TETRA from CSI Compressco LP. TETRA only adjusted free cash flow from continuing operations is defined as TETRA only adjusted free cash flow less discontinued operations EBITDA and discontinued operations capital expenditures. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group.

TETRA only adjusted free cash flow and TETRA only adjusted free cash flow from continuing operations do not necessarily imply residual cash flow available for discretionary expenditures, as they exclude cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule F: Special Items (unaudited)

	Three Months Ended
	December 31, 2019
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$3,574	$752	$(814)	$3,636	$0.03
Stock Warrant fair value adjustment	588	123	—	465	0.00
Earnout Adjustment	200	42	—	158	0.00
Lee Plant Facility Vandalism	202	42	—	160	0.00
Transaction Expense	(185)	(39)	—	(146)	0.00
Impairments and other charges	(91,890)	(19,297)	—	(72,593)	(0.58)
Goodwill Impairment	(25,784)	(5,415)	—	(20,369)	(0.16)
Restructuring charges	(552)	(116)	—	(436)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	24,394	—	(24,394)	(0.19)
Net income (loss) before discontinued operations	(113,847)	486	(814)	(113,519)	(0.91)
Loss from discontinued operations				(312)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$(113,831)	$(0.91)

	Three Months Ended
	September 30, 2019
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(4,143)	$(871)	$(354)	$(2,918)	$(0.02)
Stock Warrant fair value adjustment	(78)	(16)	—	(62)	0.00
5% Cash Redemption on CCLP Series A Preferred	(341)	(72)	(238)	(31)	0.00
Lee Plant Facility Vandalism	736	155	—	581	0.00
Transaction Expense	(643)	(135)	(152)	(356)	0.00
Severance	(339)	(71)	(70)	(198)	0.00
Bad debt	(1,844)	(387)	(1,057)	(400)	0.00
Impairments and other charges	(848)	(178)	(507)	(163)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	3,154	—	(3,154)	(0.03)
Net income (loss) before discontinued operations	(7,500)	1,579	(2,378)	(6,701)	(0.06)
Loss from discontinued operations				(9,130)	(0.07)
Net Income (loss) attributable to TETRA stockholders, as reported				$(15,831)	$(0.13)

	Three Months Ended
	December 31, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(3,822)	$(803)	$(1,909)	$(1,110)	$(0.01)
Stock Warrant fair value adjustment	11,150	2,342	—	8,808	0.07
Convertible Series A preferred fair value adjustments	2,077	436	1,662	(21)	0.00
Other costs and expenses	(773)	(162)	—	(611)	0.00
Earnout adjustment	300	63	—	237	0.00
Sales tax adjustment	(2,110)	(443)	(1,476)	(191)	0.00
Intangible Impairment	(681)	(143)	(477)	(61)	0.00
Effect of deferred tax valuation allowance and other related tax adjustments	—	1,535	—	(1,535)	(0.01)
Net income (loss) before discontinued operations	6,141	2,825	(2,200)	5,516	0.04
Loss from discontinued operations				(584)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported				$4,932	$0.04

	Twelve Months Ended
	December 31, 2019
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(17,955)	$(3,765)	$(7,649)	$(6,541)	$(0.05)
Stock Warrant fair value adjustment	1,624	341	—	1,283	0.01
Convertible Series A preferred fair value adjustments	(1,309)	(279)	(1,408)	378	0.00
5% Cash Redemption on CCLP Series A Preferred	(1,259)	(265)	(974)	(20)	0.00
Earnout adjustment	1,000	210	—	790	0.01
Lee Plant Facility Vandalism	691	145	—	546	0.00
Lee Plant Asset Impairment	(146)	(31)	—	(115)	0.00
CEO Retirement	(1,843)	(387)	—	(1,456)	(0.01)
Transaction Expense	(1,204)	(253)	(320)	(631)	(0.01)
Inventory Adjustment	(153)	(32)	(68)	(53)	0.00
Asset Impairment	(95,050)	(19,960)	(1,541)	(73,549)	(0.59)
Severance	(339)	(71)	(70)	(198)	0.00
Bad Debt	(1,844)	(387)	(1,057)	(400)	0.00
Goodwill Impairment	(25,784)	(5,415)	—	(20,369)	(0.16)
Restructuring charges	(552)	(116)	—	(436)	0.00
Effect of Deferred Tax Valuation Allowance and other related tax adjustments	—	36,429	—	(36,429)	(0.29)
Net Income (loss) before discontinued operations	(144,123)	6,164	(13,087)	(137,200)	(1.09)
Loss from discontinued operations				(10,213)	(0.08)
Net Income (loss) attributable to TETRA stockholders, as reported				$(147,413)	$(1.17)

	Twelve Months Ended
	December 31, 2018
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding special items and discontinued operations	$(32,334)	$(6,734)	$(19,044)	$(6,556)	$(0.05)
Severance expense	(116)	(24)	(9)	(83)	0.00
Stock Warrant fair value adjustment	11,129	2,338	1,662	7,129	0.06
Convertible Series A preferred fair value adjustments	733	154	(929)	1,508	0.01
Prior debt issuance costs	(3,541)	(744)	(2,238)	(559)	0.00
Other costs and expenses	(2,126)	(445)	(112)	(1,569)	(0.01)
Earnout adjustment	(3,400)	(714)	—	(2,686)	(0.02)
Financing costs	(1,040)	(218)	—	(822)	(0.01)
Sales tax adjustment	(2,110)	(443)	(1,476)	(191)	0.00
Asset Impairment	(3,621)	(760)	(477)	(2,384)	(0.02)
Effect of deferred tax valuation allowance and other related tax adjustments	—	13,889	—	(13,889)	(0.11)
Net Income (loss) before discontinued operations	(36,426)	6,299	(22,623)	(20,102)	(0.16)
Loss from discontinued operations				(41,515)	(0.34)
Net Income (loss) attributable to TETRA stockholders, as reported				$(61,617)	$(0.50)

Schedule G: Non-GAAP Reconciliation to GAAP Financials (Unaudited)

	Three Months Ended
	December 31, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$(66,086)	$91,482	$25,396	$(167)	$2,454	$—	$27,683
Water & Flowback Services Division			(28,441)	26,343	(2,098)	5	7,717	—	5,624
Compression Division			(1,265)	—	(1,265)	12,894	20,618	320	32,567
Eliminations and other			5	—	5	—	(4)	—	1
Subtotal			(95,787)	117,825	22,038	12,732	30,785	320	65,875
Corporate and other			(18,060)	(403)	(18,463)	5,444	129	1,547	(11,343)
TETRA excluding Discontinued Operations	$(114,333)	$486	$(113,847)	$117,422	$3,575	$18,176	$30,914	$1,867	$54,532

	Three Months Ended
	September 30, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$11,318	$(736)	$10,582	$(216)	$3,676	$—	$14,042
Water & Flowback Services Division			2,578	76	2,654	(2)	8,568	—	11,220
Compression Division			(3,464)	3,597	133	12,869	18,459	(211)	31,250
Eliminations and other			(1)	—	(1)	—	(3)	—	(4)
Subtotal			10,431	2,937	13,368	12,651	30,700	(211)	56,508
Corporate and other			(17,931)	379	(17,552)	5,495	167	1,539	(10,351)
TETRA excluding Discontinued Operations	$(9,079)	$1,579	$(7,500)	$3,316	$(4,184)	$18,146	$30,867	$1,328	$46,157

	Three Months Ended
	December 31, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$9,480	$—	$9,480	$(164)	$3,723	$—	$13,039
Water & Flowback Services Division			8,043	(300)	7,743	10	8,151	—	15,904
Compression Division			(3,282)	714	(2,568)	13,367	18,004	380	29,183
Eliminations and other			4	—	4	—	(4)	—	—
Subtotal			14,245	414	14,659	13,213	29,874	380	58,126
Corporate and other			(8,104)	(10,377)	(18,481)	5,487	171	1,306	(11,517)
TETRA excluding Discontinued Operations	$3,316	$2,825	$6,141	$(9,963)	$(3,822)	$18,700	$30,045	$1,686	$46,609

	Twelve Months Ended
	December 31, 2019
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$(33,969)	$91,140	$57,171	$(720)	$13,518	$—	$69,969
Water & Flowback Services Division			(21,173)	25,619	4,446	(1)	33,424	—	37,869
Compression Division			(16,014)	8,814	(7,200)	51,974	76,663	1,064	122,501
Eliminations and other			14	—	14	—	(14)	—	—
Subtotal			(71,142)	125,573	54,431	51,253	123,591	1,064	230,339
Corporate and other			(72,981)	111	(72,870)	21,977	635	7,063	(43,195)
TETRA excluding Discontinued Operations	$(150,287)	$6,164	$(144,123)	$125,684	$(18,439)	$73,230	$124,226	$8,127	$187,144

	Twelve Months Ended
	December 31, 2018
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Depreciation & Amortization	Adjusted Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Completion Fluids & Products Division			$30,623	$70	$30,693	$(599)	$15,345	$—	$45,439
Water & Flowback Services Division			28,712	6,373	35,085	—	28,439	—	63,524
Compression Division			(33,797)	5,788	(28,009)	51,905	70,500	639	95,035
Eliminations and other			11	—	11	—	(17)	—	(6)
Subtotal			25,549	12,231	37,780	51,306	114,267	639	203,992
Corporate and other			(61,975)	(8,137)	(70,112)	19,640	658	6,740	(43,074)
TETRA excluding Discontinued Operations	$(42,725)	$6,299	$(36,426)	$4,094	$(32,332)	$70,946	$114,925	$7,379	$160,918

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt (Unaudited)

The cash and debt positions of TETRA and CSI Compressco LP as of December 31, 2019, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross-default provisions.  Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	December 31, 2019
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$15.3	$2.4	$17.7

Carrying value of long-term debt:
Asset-Based Credit Agreement	—	2.6	2.6
Term Credit Agreement	204.6	—	204.6
Senior Notes outstanding	—	635.6	635.6
Net debt	$189.3	$635.8	$825.1

Schedule I: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$5,250	$46,605	$44,953	$90,232	$46,586
ARO settlements	—	—	35	—	35
Capital expenditures, net of sales proceeds	(8,348)	(27,650)	(34,487)	(95,388)	(140,793)
Consolidated adjusted free cash flow	(3,098)	18,955	10,501	(5,156)	(94,172)

CSI Compressco LP
Net cash provided by operating activities	(90)	27,444	23,605	67,696	30,121
Capital expenditures, net of sales proceeds	(4,320)	(20,867)	(25,325)	(64,773)	(103,489)
CSI Compressco free cash flow	(4,410)	6,577	(1,720)	2,923	(73,368)

TETRA Only
Cash from operating activities	5,340	19,161	21,348	22,536	16,465
ARO settlements	—	—	35	—	35
Investment in CCLP Compressors	(810)	(2,830)	—	(14,782)	—
Capital expenditures, net of sales proceeds	(4,028)	(6,783)	(9,162)	(30,615)	(37,304)
Free cash flow before ARO settlements	502	9,548	12,221	(22,861)	(20,804)
Distributions from CSI Compressco LP	168	169	3,087	674	12,070
Adjusted free cash flow	670	9,717	15,308	(22,187)	(8,734)

Schedule J: Non-GAAP Reconciliation to TETRA Only Adjusted Cash Flow From Continuing Operations (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
TETRA Only
Cash from operating activities	5,340	19,161	21,348	22,536	16,465
Less: Discontinued operations operating activities (adjusted EBITDA)	(312)	(32)	(325)	(1,115)	(10,184)
Cash from continued operating activities	5,652	19,193	21,673	23,651	26,649
Less: Continuing operations capital expenditures	(4,028)	(6,783)	(9,162)	(30,615)	(35,618)
Less: Investment in CCLP Compressors	(810)	(2,830)	—	(14,782)	—
Plus: Distributions from CSI Compressco LP	168	169	3,087	674	12,070
TETRA only adjusted free cash flow from continuing operations	982	9,749	15,598	(21,072)	3,101

Schedule K: Non-GAAP Reconciliation to TETRA Adjusted EBITDA Margins and Adjusted Income (Loss) before tax margins (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
	(In Thousands)

Consolidated
Revenue	$259,462	$245,947	$282,471	$1,037,933	$998,775
Income (Loss) Before Tax	(113,847)	(7,500)	6,141	(144,123)	(36,426)
Adjusted income (loss) before tax (Schedule G)	3,575	(4,184)	(3,822)	(18,724)	(32,332)
Adjusted EBITDA (Schedule G)	54,532	46,157	46,609	187,144	160,918
Income (Loss) Before Tax Margin	(43.9)%	(3.0)%	2.2%	(13.9)%	(3.6)%
Adjusted Income (Loss) Before Tax Margin	1.4%	(1.7)%	(1.4)%	(1.8)%	(3.2)%
Adjusted EBITDA Margin	21.0%	18.8%	16.5%	18.0%	16.1%

Completion Fluids & Products
Revenue	$78,567	$59,340	$64,675	$279,255	$257,408
Income Before Tax	(66,087)	11,318	9,480	(33,969)	30,623
Adjusted income before tax (Schedule G)	25,396	10,582	9,480	57,171	30,693
Adjusted EBITDA (Schedule G)	27,683	14,042	13,039	69,969	45,439
Income (Loss) Before Tax Margin	32.3%	19.1%	14.7%	(12.2)%	11.9%
Adjusted Income (Loss) Before Tax Margin	(84.1)%	17.8%	14.7%	20.5%	11.9%
Adjusted EBITDA Margin	35.2%	23.7%	20.2%	25.1%	17.7%

Water & Flowback Services
Revenue	$57,343	$72,841	$79,783	$281,986	$303,072
Income Before Tax	(28,442)	2,578	8,044	(21,173)	28,712
Adjusted income before tax (Schedule G)	(2,098)	2,654	7,743	4,161	35,085
Adjusted EBITDA (Schedule G)	5,624	11,220	15,904	37,584	63,524
Income (Loss) Before Tax Margin	(49.6)%	3.5%	10.1%	(7.5)%	9.5%
Adjusted Income (Loss) Before Tax Margin	(3.7)%	3.6%	9.7%	1.5%	11.6%
Adjusted EBITDA Margin	9.8%	15.4%	19.9%	13.3%	21.0%

Compression
Revenue	$123,552	$113,766	$138,066	$476,692	$438,673
Income Before Tax	(1,266)	(3,464)	(3,280)	(16,014)	(33,797)
Adjusted Income Before Tax (Schedule G)	(1,265)	133	(2,568)	(7,200)	(28,009)
Adjusted EBITDA (Schedule G)	32,567	31,250	29,183	122,501	95,035
Income (Loss) Before Tax Margin	(1.0)%	(3.0)%	(2.4)%	(3.4)%	(7.7)%
Adjusted Income (Loss) Before Tax Margin	(1.0)%	0.1%	(1.9)%	(1.5)%	(6.4)%
Adjusted EBITDA Margin	26.4%	27.5%	21.1%	25.7%	21.7%